Exhibit 12

                   STATEMENTS REGARDING COMPUTATION OF RATIOS



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                                                        December 31,
                                                                                                             June 30,     June 30,
                                                                                                    2003       2004          2004
                              1999         2000         2001           2002           2003      (pro forma) (actual)     (pro forma)
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
Pretax Income                 $951,879   $1,140,253    $1,278,010   $1,289,941    $1,300,754    $1,300,754    $745,653     $745,653
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Add Back Fixed Charges
  Certificates Interest
       Expense (1)                   0            0             0           0             0     1,305,000           0       652,500
  Amortization related
   to line of credit               833        2,917             0           0             0             0           0             0
Amortization related to
  debt offering (2)                  0            0             0      29,874       113,466       179,319      85,244       118,172
  Interest Expense                   0       65,282        26,835     131,367       692,138       692,138     437,725       437,725
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Total Fixed Charges                833       68,199        26,835     161,241       805,604     2,176,457     522,969     1,183,397
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Earnings                      $952,712   $1,208,452    $1,304,845  $1,451,182    $2,106,358    $3,477,211  $1,268,622    $1,929,050
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(1)  Interest  expense  is  adjusted  to  reflect  the sale of all  certificates offered and  assumes a weighted  average  interest  rate of 6.525% per year
     (1,305,000  total).  Actual interest rates we will pay on certificates will be set forth in a supplement to this  prospectus.  Further  assumes that we derive no income from the  application of certificate  sale proceeds to new mortgage loans.

(2) Assumes all certificates are sold and underwriting fees are amortized over the life of the certificates which amounts to $67,226 per year.